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                           Exhibit 99

                         Press Release

                             Dated

                         June 11, 1998
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                         PRESS RELEASE



Today's date: June 11, 1998             Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
                      (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on June 9, 1998 declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on July 10, 1998, to stockholders of record at close of business on June 30, 1998.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB (formerly known as Jacksonville Savings and Loan Association), that conducts business through six branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of March 31, 1998, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $237.1 million, liabilities and deferred income of $202.2 million and stockholder's equity of $34.9 million.
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